                                                                     Exhibit 4.4
                                                                     -----------

                       Form of 6.00% Senior Notes due 2014

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ASPEN INSURANCE
HOLDINGS LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT,
AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH
OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND SUCH
PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR
NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A
WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER
NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE
OF SUCH SUCCESSOR.

                               ASPEN INSURANCE HOLDINGS LIMITED
                               6.00% SENIOR NOTE DUE 2014

No. R-                         CUSIP No.:

Principal Amount:              $250,000,000

Regular Record Date:           January 31 or July 31, as the case may be,
                               immediately preceding each Interest Payment Date

Original Issue Date:           August 16, 2004

Maturity Date:                 August 15, 2014

Interest Payment Dates:        February 15 and August 15

Interest Rate:                 6.00% per annum

Authorized Denomination:       $2,000, or any integral multiple of $1,000

       Aspen Insurance Holdings Limited, a company duly existing and organized under the laws of Bermuda (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the
Principal Amount shown above on the Maturity Date shown above, and to pay interest thereon from the [INSERT THE LATER OF THE ORIGINAL ISSUANCE DATE SHOWN
ABOVE OR THE LAST INTEREST PAYMENT DATE TO WHICH INTEREST WAS PAID OR DULY
PROVIDED FOR ON THE RESTRICTED GLOBAL SECURITY IN EXCHANGE FOR WHICH THE
UNRESTRICTED RESTRICTED GLOBAL SECURITY IS BEING ISSUED], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date as specified above
(including the Maturity Date), commencing on [INSERT NEXT INTEREST PAYMENT
DATE], at the rate of 6.00% per annum until the principal hereof is paid or duly provided for. Interest not timely paid or provided for shall, to the extent permitted by applicable laws, bear simple interest at the rate of 6.00% per annum. As provided in the Indenture, the Company under certain circumstances would be required to pay Additional Amounts to the Holders of the Senior Notes.

       The interest so payable, and punctually paid or duly provided for, on any
Interest Payment Date (including the Maturity Date) will, as provided in the
Indenture, be paid to the Person in whose name this Senior Note is registered at the close of business on the Regular Record Date as specified above next preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such
Regular Record Date and may either be paid to the Person in whose name this
Senior Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice given by or on behalf of the Company to the Holders of Senior Notes not less than 15 days prior to such Special Record Date, such Special Record Date to be not less than 10 days prior to the date for payment of such defaulted interest, or be paid at any

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time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

       Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this
Senior Note shall be computed and paid on the basis of a 360-day year of twelve
30-day months. In the event that any date on which interest is payable on this
Senior Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, with the same force and effect as if made on the date the payment was originally payable.
A "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated, by law, regulation or executive order to close.

       Payment of the principal of and interest due on the Maturity Date of this
Senior Note shall be made upon surrender of this Senior Note at the Corporate
Trust Office of the Trustee. The principal of and interest on this Senior Note shall be paid in Dollars. Payments of principal of or interest will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the payee with a bank located in the United States.

       REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE
SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES
HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

       Unless the certificate of authentication hereon has been executed by the
Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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       IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                        ASPEN INSURANCE HOLDINGS LIMITED

                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

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                          CERTIFICATE OF AUTHENTICATION

       This is one of the 6.00% Senior Notes due 2014 referred to in the within-mentioned Indenture.

                                           DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                               Authorized Signatory

                                           Dated:

                                        5

                             (Reverse Side of Note)

       This security is one of a duly authorized issue of debt securities of the
Company (hereinafter called the "Securities"), all issued or to be issued under and pursuant to an Indenture, dated as of August 16, 2004 (the "Indenture"), between the Company and Deutsche Bank Trust Company Americas, as trustee (the
"Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto relating to this security (including, without limitation, the First Supplemental Indenture, dated as of August 16, 2004, between the Company and the Trustee) reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the
Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture or any indenture supplemental thereto. This security is one of a series designated on the face as
6.00% Senior Notes due 2014 (the "Senior Notes"), initially limited in aggregate principal amount to $250,000,000, subject to increase as provided in Section 3.1 of the Indenture. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

       While this Senior Note is represented by one or more global notes registered in the name of DTC or its nominee, the Company will cause payments of principal of, premium, if any, and interest on this Senior Note to be made to
DTC or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, DTC or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

       The Senior Notes will not have a sinking fund.

       The Senior Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a "make-whole" redemption price equal to the greater of (i) 100% of the principal amount of the Senior
Notes being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (other than accrued interest) on the Senior Notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months)
at the Treasury Rate plus 25 basis points, plus, in either case, any interest accrued but not paid to the date of redemption. Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each Holder of the Senior Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

           "Treasury Rate" means, with respect to any redemption date for the
    Senior Notes, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the
    Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

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           "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

           "Independent Investment Banker" means one of the Reference Treasury
    Dealers appointed by the Company.

           "Comparable Treasury Price" means, with respect to any redemption date for the Senior Notes, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the redemption date, as set forth in the daily statistical release (or any successor release)
    published by the Federal Reserve Bank of New York and designated "Composite
    3:30 p.m. Quotations for U.S. Government Securities" or (2) if that release
    (or any successor release) is not published or does not contain those prices on that Business Day, (A) the average of the Reference Treasury Dealer
    Quotations for the redemption date, after excluding the highest and lowest
    Reference Treasury Dealer Quotations for that redemption date, or (B) if the
    Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

           "Reference Treasury Dealer Quotations" means, with respect to each
    Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable
    Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a Reference Treasury Dealer at
    5:00 p.m. New York City time, on the third Business Day preceding such redemption date.

           "Reference Treasury Dealer" means (1) each of Deutsche Bank
    Securities Inc. and Goldman Sachs & Co. and, in each case, their respective successors; provided, however, that if any of them ceases to be a primary
    U.S. Government securities dealer in New York City, the Company shall appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by the
    Company.

       The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each Holder of the Securities to be redeemed. If less than all of the Securities are to be redeemed, the Trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the Securities to be redeemed in whole or in part.

       The Indenture contains provisions for redemption of the Senior Notes for tax purposes in whole but not in part at the option of the Company.

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       The Indenture also contains provisions for defeasance at any time of the entire indebtedness of the Senior Notes or of certain restrictive covenants with respect to the Senior Notes, in each case upon compliance with certain conditions set forth in the Indenture.

       If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the
Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the
Company and the rights of the Holders of the Senior Notes to be affected under the Indenture at any time by the Company and the Trustee with the consent of the
Holders of not less than a majority in principal amount of the Senior Notes at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the
Senior Notes at the time Outstanding, on behalf of the Holders of all Senior
Notes, to waive compliance by the Company with certain provisions of the
Indenture and certain past defaults under the Indenture and their consequences.
Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

       No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this
Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security
Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the
Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior
Notes, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge or certain other expenses payable in connection therewith.

       Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       The Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000. As provided in the
Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate

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principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Senior Note or Notes to be exchanged at the office or agency of the Company.

       This Senior Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and performed in said state.

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                                  ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common     UNIF GIFT MIN ACT -         Custodian
                                                      -------           --------
                                                       (Cust)            (Minor)
                                                      under Uniform Gifts to
                                                      Minors Act
                                                                  --------------
                                                                         (State)

TEN ENT--as tenants by the entireties

JT TEN--as joint tenants with rights of
        survivorship and not as tenants
        in common

Additional abbreviations may also be used though not on the above list.

                                                         FOR VALUE RECEIVED, the
--------------------------------------------------------
undersigned hereby sell(s) and transfer(s) unto
(please insert Social Security or other identifying number of          assignee)
                                                              --------

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

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the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

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agent to transfer said Senior Note on the books of the Company with full power of substitution in the premises.

Dated:
       ------------------------------          ---------------------------------

                                               ---------------------------------
                                               NOTICE: The signature to this
                                               assignment must correspond with
                                               the name as written upon the face
                                               of the within instrument in every
                                               particular without alteration or
                                               enlargement, or any change
                                               whatever.

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